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                                                           EXHIBIT 10.1

                         EXECUTIVE DEFERRED COMPENSATION AGREEMENT

     This agreement (the "Agreement") is made and effective as of between DOW JONES & COMPANY, INC., a Delaware corporation having its principal office at 200 Liberty Street, New York, New York (hereinafter referred to as the "Company", which term shall include its successors and assigns), and hereinafter referred to as "Executive"),

                             W I T N E S S E T H
     WHEREAS, the Company and Executive wish to enter into an agreement with respect to Executive's employment by the Company and providing for the elective deferral of compensation;
     NOW, THEREFORE, in consideration of the premises, the Company and Executive agree as follows:

     1. Period of Service. Executive will, except in the event of his earlier death or disability, serve the Company on a full-time basis for such period as the Company shall request, doing such work of the type for which he is qualified as the Company may request and at such compensation as is specified in paragraph 2 below. Neither party is under any obligation to continue Executive's employment nor will either party have any liability under this Agreement arising out of the termination, with or without cause, of Executive's employment.

     2.  Compensation and Election to Defer.
       (a)  Election.  The Company will pay Executive as compensation a base
salary of not less than $         a year and such bonus, if any, as the

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Company may decide to award him.  By filing written notice (the "Notice of
Deferral") with the Company at any time prior to the December 31 preceding the commencement of any year, Executive may elect that all or part of any bonus which may be awarded to him for such year shall be paid to him as Deferred Compensation at such later date as he may become entitled thereto pursuant to the provisions of this Agreement. To the extent that Executive makes no such election, his bonus shall be paid to him at such time, in such manner and in such amounts as the Company shall determine.

          (b) Expenses. The Company will pay or reimburse Executive for all reasonable expenses paid or incurred by him in performing his obligations under paragraph 1 of this Agreement.

     3.   Calculation of Deferred Compensation.
Executive shall also elect in his Notice of Deferral whether to have his Deferred Compensation account credited with (i) dollar amounts equal to the deferred bonus (the "Deferred Cash Election") or (ii) units ("Stock Equivalents") equivalent to shares of Dow Jones common stock (the "Deferred Stock Election").
           (a) Deferred Cash Election. To the extent that Executive makes the Deferred Cash Election, then, for purposes of paragraph 4 below, the aggregate amount allocable to Executive's account as Deferred Compensation as of the date on which he receives his first installment (or lump sum payment) of Deferred compensation shall be the sum of
               (i) the amount of each annual bonus that Executive is entitled to receive as Deferred Compensation pursuant to paragraph 2 above and with

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respect to which Executive made a Deferred Cash Election pursuant to this paragraph 3(a), each such amount being credited to Executive's account as of the first day following the end of the year for which the bonus was awarded, and
                (ii) for each year, or part thereof, from the date as of which an amount is first credited to Executive's account pursuant to subparagraph 3(a)(i) to the end of the month preceding the month in which Executive becomes entitled to his first installment (or lump sum payment) of Deferred Compensation pursuant to paragraph 4 below, interest on the amount, if any, of Deferred Compensation allocated to Executive's account as of the beginning of each such year (including, as of any such date, any amount previously allocated thereto pursuant to this subparagraph (ii)), calculated at an annual interest rate equal to the DJ 20 Bond Index rate in effect on the first business day of such year.
          (b)  Deferred Stock Election.
          (i) Annual Election. To the extent that Executive makes a Deferred Stock election, his account shall be credited, as of the first business day following the end of the year to which the Deferred Stock election relates, with the number of Stock Equivalents equal to that whole number obtained by dividing (x) the amount of the deferred bonus for such year to which the Deferred Stock Election relates by (y) the fair market value of a share of Common Stock of the Company ("Common Stock") on such date. For purposes of this Agreement, the fair market value of a share of Common Stock as of any date shall be the closing sale price of a share of Common Stock on the New York Stock Exchange on such date, or, if no sales were quoted on such date, on the most recent preceding date on which sales

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were quoted.  Any amount of deferred bonus remaining after such division, which is less than the fair market value of a single share of Common Stock on such date, shall be credited to Executive's account and retained there, without accruing interest, until Stock Equivalents are next credited to Executive's account, at which time the retained amount shall be added to any deferred bonus and Dividend Equivalents, as hereinafter defined, for purposes of computing the number of Stock Equivalents to be so credited.

          (ii) Dividend Equivalents. With respect to each Stock Equivalent credited to Executive's account, said account shall be credited further with an amount equal to any dividend paid with respect to each outstanding share of Common Stock at the same time any such dividend is paid ("Dividend Equivalents"). Any such Dividend Equivalents so credited shall not accrue interest and shall thereafter be treated as Deferred Compensation to be converted into Stock Equivalents on the date on which the Dividend Equivalents are credited to Executive's account in the manner described in subparagraph
(b) (i) hereof.

                (iii) Antidilution Adjustments. In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the value and attributes of each Stock Equivalent shall be appropriately adjusted consistent with such change to the same extent as if such Stock Equivalents were, instead, issued and outstanding shares of Common Stock.

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      4.   Payment of Deferred Compensation Under Deferred Cash Election.  The
aggregate amount allocable to Executive as Deferred Compensation, determined pursuant to the Deferred Cash Election under paragraph 3(a) above, shall be payable to Executive in the form of an annuity commencing on the first day of the third month following the month in which Executive retires or otherwise ceases to be actively employed by the Company for whatever cause. The annuity
shall be payable by the Company in the greater of (i) (*1)       equal annual
installments or (ii) the smallest number of installments that shall be not less than half the number of years remaining in Executive's life expectancy, determined as of the date on which Executive receives his first installment of Deferred Compensation or as of the date of his death, if earlier. For purposes of the preceding sentence, Executive's life expectancy shall be equal to the expected return multiple shown for Executive's age in the table entitled "Table V-Ordinary Life Annuities-One Life-Expected Return Multiples," promulgated under section 1.72-9 of the Federal Income Tax Regulations, as in effect on the date of such determination. The annuity shall also include an assumed interest factor, as calculated by the Company, equal to the average rate of interest applicable under subparagraph 3(a)(ii) for the last three complete calendar years during which Executive rendered services as an executive under paragraph 1.
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(*1) Insert appropriate number up to 10.

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      5.     Payment of Deferred Compensation Under Deferred Stock Election.
Each Stock Equivalent credited to Executive's account pursuant to the Deferred Stock Election under paragraph 3(b) above, shall be deemed to have a value equal to the fair market value of a share of Common Stock as of the date immediately preceding the date on which payment commences, i.,e., the last business day of the second month following the month in which Executive retires or otherwise ceases to be actively employed by the Company for whatever cause. The aggregate value of the Stock Equivalents as so determined shall be payable to Executive in the form of an annuity commencing on the first day of the third month following the month in which Executive retires or otherwise ceases to be actively employed by the Company for whatever cause. The annuity shall be payable by the Company in the greater of (i) (*2) ------ ----equal annual installments or (ii) the smallest number of installments that shall be not less than half the number of years remaining in Executive's life expectancy, determined as of the date on which Executive receives his first installment of Deferred Compensation or as of the date of his death, if earlier. For purposes of the preceding sentence, Executive's life expectancy shall be equal to the expected return multiple shown for Executive's age in the table entitled "Table V-Ordinary Life Annuities-One Life--Expected Return Multiples," promulgated under section 1.72-9 of the Federal Income Tax Regulations, as in effect on the date of such determination. The annuity shall also include an assumed interest factor, as

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(*2) Insert appropriate number up to 10.

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calculated by the Company, equal to the average rate of interest applicable under subparagraph 3(a)(ii) for the last three complete calendar years during which Executive rendered services as an executive under paragraph 1.

      6. Payment Upon Early Termination of Employment. Notwithstanding the foregoing paragraphs 4 and 5, if (i) Executive terminates employment with the Company prior to attaining age 55 and (ii) the Deferred Compensation payable to him upon such termination, valued as of the date immediately preceding the date on which payment commences, is less than $25,000, then such Deferred Compensation shall be paid to him or his Beneficiary in one lump sum on the first day of the third month following the month in which the Executive ceases to be actively employed by the Company.

     7. Acceleration of Payment. Notwithstanding the foregoing paragraphs 4, 5 and 6, the Company, in its sole discretion, may accelerate the payment of all or part of the balance of Executive's Deferred Compensation if so requested by the Executive or, after Executive's death, by his Beneficiary; provided, however, that any such accelerated payment may be permitted only in case of an unforeseeable emergency (within the meaning of Section 457 of the Internal Revenue Code and the regulations promulgated thereunder) that is caused by an event beyond the control of the Executive or Beneficiary and that would result in severe financial hardship to such person if accelerated payment were not permitted. Any such accelerated payment shall be limited to the amount necessary to meet or satisfy the emergency. Notwithstanding anything in this paragraph 7 to the contrary, this paragraph 7 shall not

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apply, and payments shall not be accelerated hereunder, if Executive is an
"insider" subject to the restrictions on short-swing profits imposed by Rule 16 of the Securities Exchange Act of 1934.

     8.  Payment of Deferred Compensation Following Executive's Death.
           (a) Payment to Beneficiary. If Executive should die before receiving any or all of the payments of Deferred Compensation to which he is entitled, any unpaid amounts shall be paid [as they become due]
[in a lump sum] (*3) to such Beneficiary or Beneficiaries and in such proportions as Executive shall designate pursuant to this paragraph.
          (b) Designation of Beneficiary. Executive shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amounts, if any, payable hereunder after Executive's death. Executive may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Executive's death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of Executive's death, or if no designated
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(*3) Delete one bracketed clause.

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Beneficiary survives Executive, Executive's estate shall be deemed to have been designated his Beneficiary and the executor or administrator thereof shall receive the amount, if any, payable hereunder after Executive's death. If the Company is in doubt as to the right of any person to receive all or part of such amount, the Company may retain such amount until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

     9.     Administration of the Agreement and Claims.
          (a) Administration. This Agreement shall be administered by a committee composed of the Vice President, Employee Relations, the Chief Financial Officer and the Treasurer of the Company ("the Committee") which shall have full power, discretion and authority to interpret, construe and administer this Agreement and any part thereof. The Committee's interpretation and construction of the Agreement, and actions thereunder, shall be binding and conclusive on all persons for all purposes.
          (b) Claims for Benefits. Any claim for benefits by Executive or anyone claiming through Executive under this Agreement shall be delivered in writing by the claimant to the Committee. The claim shall identify the benefits being requested and shall include a statement of the reasons why the benefits should be granted. The Committee shall grant or deny the claim. If the claim is denied in whole or in part, the Committee shall give written notice to the claimant setting forth:
(a) the reasons for the denial, (b) specific reference to pertinent provisions of the Agreement on which the denial is based, (c) a description of any additional material or information necessary to request a review of the claim

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and an explanation of why such material or information is necessary, and (d)
an explanation of the Agreement's claim review procedure. The notice shall be furnished to the claimant within a period of time not exceeding 90 days after receipt of the claim, except that such period of time may be extended, if special circumstances should require, for an additional 90 days commencing at the end of the initial 90-day period. Written notice of any such extension shall be given to the claimant before the expiration of the initial 90-day period and shall indicate the special circumstances requiring the extension and the date by which the final decision is expected to be rendered.
          (c) Appeals Procedure. A claimant who has been denied a claim for benefits, in whole or in part, may, within a period of 60 days following his/her receipt of the denial, request a review of such denial by filing a written notice of appeal with the Committee. In connection with an appeal, the claimant (or his/her authorized representative) may review pertinent documents and may submit evidence and arguments in writing to the Committee. The Committee may decide the questions presented by the appeal, either with or without holding a hearing, and shall issue to the claimant a written notice setting forth: (a) the specific reasons for the decision and (b) specific reference to the pertinent provisions of the Agreement on which the decision is based. The notice shall be issued within a period of time not exceeding 60 days after receipt of the request for review; except that such period of time may be extended, if special circumstances (including, but not limited to, the need to hold a hearing) should require, for an additional 60 days commencing at the

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end of the initial 60-day period.  Written notice of any such extension shall be provided to the claimant prior to the expiration of the initial 60-day period. The decision of the Committee shall be final and conclusive.
      10. Executive is Unsecured Creditor. Executive shall be a general unsecured creditor of the Company with respect to his right to receive payments of Deferred Compensation hereunder. This Agreement represents a mere promise by the Company to make payments of Deferred Compensation in the future. All payments of Deferred Compensation to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. It is the intention of the Company and Executive that this Agreement and the Company's obligation to make payments of Deferred Compensation hereunder be unfunded both for tax purposes and for purposes of Title I of ERISA.
     11. Termination of Agreement. Either Executive or the Company may terminate this Agreement, with or without cause, on written notice to the other, in which case the provisions of this Agreement as to payments shall apply.
      12. No Assignment of Rights. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and Executive, his Beneficiary and his estate. The rights of Executive, his Beneficiary and his estate to payments of Deferred Compensation hereunder are expressly declared not to be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of Executive, his Beneficiary or his estate. Any attempted disposition of such rights shall be null and void.

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     13.  Facility of Payment.  If the Committee shall find that any person to whom any payment is payable under the Agreement is unable to care for his/her affairs because of illness or accident, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may, if the Committee so elects, be paid to his/her spouse, a child, a parent, or a brother or sister, or any other person deemed by the Committee to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine. Any such payment shall be a complete discharge of the liabilities of the Company under the Agreement.
     14. Governing Law. This Agreement shall be governed by the laws of the State of New York from time to time in effect.
      15. Unless either party notifies the other to the contrary, any notice required hereunder shall be duly given if delivered in person or by registered first class mail (a) if to the Company, to the Treasurer, Route #1 & Ridge Road, South Brunswick, New Jersey 08852, and (b) if to Executive, to ---------
-----

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      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth above.
                              DOW JONES & COMPANY, INC.

                             By:------------------------
                                 Vice President, Human Resources

                                 ----------------------
                                 Executive